UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

A special meeting of the shareholders of Sun River Energy, Inc. (the “Company”) was held on Tuesday, January 31, 2012, at 10:00 a.m., Central Standard Time, at the principal office of the Company, 5950 Berkshire Lane, Suite 1650, Dallas Texas 75225.  Proxies for the meeting were solicited pursuant to Regulation 14 under the Act.  The shareholders approved proposal number 1, which allowed the Company to amend the Company’s Articles of Incorporation, and/or take such other action as the Company deems necessary, to effect a Reverse Stock Split of the Company’s common stock at a specific ratio within a range of 1-for-2 to 1-for-10 and to grant authorization to the Board of Directors to determine, in its sole discretion, the timing and the specific ratio of the Reverse Stock Split at any time prior to January 31, 2013.  The shareholders also approved proposal number 2, which allowed the Company to consider and transact such other business as properly came before the special meeting; however, no other business came before the meeting.  The foregoing summary of the proposals voted upon at the meeting does not purport to be complete and is subject to, and qualified in its entirety by, the full description of the proposals in the Company’s definitive proxy statement dated December 20, 2011, which is attached as Exhibit 10.1 and incorporated herein by reference.

The official ballot from the meeting, submitted to the Secretary by the Inspector of Elections, disclosed the following tabulation of votes:

Proposal #1	For	Withheld or Against	Abstain	Broker Non-Votes
	15,633,294	5,581,711	1,037,438	0

Proposal #2	For	Withheld or Against	Abstain	Broker Non-Votes
	15,717,897	5,574,503	960,046	0

Item9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Definitive Proxy Statement dated December 20, 2011 (Incorporated by reference from Definitive Proxy Statement filed on December 20, 2011).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: February 1, 2012	By:	/s/ Donal R. Schmidt, Jr.
	Name:	Donal R. Schmidt, Jr.
	Title:	President and CEO